EXHIBIT 99.4
                                                                    ------------

NOT FOR IMMEDIATE RELEASE

INVESTOR CONTACTS:
           Tristan Jordan
           Xchange, Inc.
           617-737-2244
           ir@xchange.com
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         EXCHANGE APPLICATIONS, INC. SECURES $20.5 MILLION IN FINANCING

INVESTMENT COMMUNITY BEHIND COMPANY'S LEADERSHIP, AND STRENGTH OF ITS TECHNOLOGY AND VISION

BOSTON, MASS. - SEPTEMBER 4, 2001 - Exchange Applications, Inc., now doing business as Xchange(TM), Inc. (Nasdaq:EXAP), announced that it has received $20.5 million in financing from Insight Venture Partners, THK Private Equities, and other investors including Andrew Frawley, chairman of the board of Xchange.

"Securing this financing allows us to devote 100% of our attention to the execution of our current business plan," said Chris Wagner, president and CEO of Xchange. "We are excited about this strong endorsement from our investors and remain committed to reaching breakeven on an EBITDA basis next quarter. With a healthy balance sheet, we look forward to building our partner relationships and growing our world-class client base of 300 companies," he added.

"The clear and demonstrable value proposition associated with Xchange Real Time provides significant opportunities to customers and investors alike," said Ted Kruttschnitt, principal of THK Private Equities. "We believe that, with its new leadership and financial stability, Xchange is poised to capitalize on these opportunities and embark on its next stage of growth," he said.

"Xchange 7 is a critical solution for our company as we rely on the technology to help drive strong relationships with our customers," said Ana Dan, campaign services manager at Ford Motor Company. "This round of financing gives us comfort to remain committed to the software as a key component of our CRM strategy," she said.

"As an original investor in Xchange, we continue to believe that the Company's vision, leadership and best in class technology position it to be a dominant player in the burgeoning, global analytical CRM market," said Deven Parekh, managing director of Insight Venture Partners.

"As founder and chairman of Xchange, I am pleased to have the opportunity to invest in the Company and believe that our prospects today are stronger than ever," said Andrew Frawley. "We have an outstanding roster of clients and address one of the fastest growing segments of the technology market. Most importantly, we have award-winning products that deliver measurable returns to our clients by strengthening their customer relationships and increasing the overall value of their customer bases," he said.

The financing is in the form of Senior Secured Subordinated Convertible Debentures. The Debentures mature in January 2005 and bear interest at 12% per annum, payable quarterly, at Xchange's option, in

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EXCHANGE APPLICATIONS, INC. SECURES $20.5 MILLION IN FINANCING
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cash or additional convertible debentures and are secured by a security interest in Xchange's assets. The Debentures are convertible into shares of Xchange's common stock in an amount equal to 103% of the principal amount being converted divided by $.3183. The Debentures do not have voting rights.

The Nasdaq Marketplace Rules generally provide that investments similar to the Debentures require shareholder approval. However, Xchange requested and received an exception pursuant to Nasdaq Marketplace Rule 4350(i)(2), which provides for exceptions in certain circumstances when the issuer is in immediate need of funds.

ABOUT XCHANGE, INC.
Exchange Applications, Inc., now doing business as Xchange, Inc., helps companies focus their resources on customers who represent the best long-term profitability. Xchange delivers results by instilling a profit-focused discipline in the organization, coordinating all touch points and creating a personalized dialogue with the most valuable customers. These solutions are impacting the bottom line of approximately 300 companies around the world, including Abbey National, Citigroup, DaimlerChrysler, Royal & SunAlliance, Thomas Cook, and Vodafone. Xchange is based in Boston with offices worldwide. For more information, visit http://www.xchange.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: In addition to historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties, including the statements relating to current expectations for current and future periods. The Company's actual results could differ materially from those discussed in such forward-looking statements, based on a variety of factors, including the adequacy of estimated expense accruals and reserves and the effect of the expansion of the Company's business on its operating cash flow; as well as factors affecting future performance, including the fact that the Company's markets are characterized by rapidly changing technology, evolving industry standards and frequent introductions of new products and enhancements; the fact that the market for customer optimization software is new and emerging; the fact that the Company relies heavily on indirect distribution channels for sales of its software; the unpredictability of the timing of customer orders; a highly competitive market for the Company's products and the unpredictability of whether its solutions will be accepted by new customers; the fact that the Company relies heavily on growth from international operations; the Company's ability to attract and retain skilled personnel; whether the Company will be able to efficiently integrate acquisitions; and the Company's ability to raise additional capital in volatile capital markets, in particular given its current operating losses. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission, including but not limited to the company's Annual Report on Form 10-K filed, April 17, 2001 and recent registration statements filings on Form S-3. The Company disclaims any obligation to update these statements for subsequent developments.

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Xchange is a trademark of Exchange Applications, Inc. All other trademarks contained herein are the property of their respective owners.